UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2005

PARTY CITY CORPORATION

(Exact Name of Registrant as Specified in Chapter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27826 (Commission File Number)	22-3033692 (IRS Employer Identification No.)

400 Commons Way, Rockaway, NJ (Address of Principal Executive Offices)	07866 (Zip Code)

Registrant’s telephone number, including area code: (973) 983-0888

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On July 15, 2005, Party City Corporation (the “Company”) entered into a third amendment (the “Third Amendment”) to its Loan and Security Agreement (the “Loan and Security Agreement”), dated January 9, 2003, as amended, by and between the Company and Wells Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent, and Fleet Retail Finance, Inc. as documentation agent. The purpose of the Third Amendment is to amend the Loan and Security Agreement principally to: (i) reduce the LIBO interest rate margin payable by the Company for its borrowings; (ii) reduce the fee structure applicable to unused or outstanding borrowings; (iii) recalculate the borrowing base applicable to borrowings including the reduction in the availability block from $10 million to $5 million; (iv) permit the Company to elect to increase the maximum revolver amount and revolver commitments to an aggregate amount not to exceed $80 million; and (v) extend the maturity date of the Loan and Security Agreement until June 30, 2009. Certain other definitions and provisions of the Loan and Security Agreement were also amended. The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     A description of the Third Amendment to the Loan and Security Agreement is incorporated herein by reference to “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005	PARTY CITY CORPORATION

	By:	/s/ Gregg A. Melnick

	Name:	Gregg A. Melnick
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1
Third Amendment to the Loan and Security Agreement, dated July 15, 2005, by and between the Company and Wells Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent, and Fleet Retail Finance, Inc., as documentation agent.

4